UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2005
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10033 (Commission File Number)	04-1671740 (IRS Employer Identification No.)

1041 521 Corporate Center Drive Fort Mill, South Carolina (Address of principal executive offices)	29715 (Zip Code)
Registrant’s telephone number, including area code: (803) 835-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     Wellman, Inc.’s Board of Directors unanimously decided to vest all unvested stock options awarded to employees in August 2003 as of December 30, 2005. One third of the remaining unvested options would have vested in August of 2006, 2007 and 2008. These options were granted under the Wellman, Inc. Amended and Restated 1997 Stock Option Plan and permit employees to purchase 226,980 shares of Wellman common stock at $10.44 per share.
     On December 16, 2004, the Financial Accounting Standards Board issued Statement No. 123(R) that requires public companies to expense stock options on their financial statements. Wellman, Inc. will be required to adopt Statement No. 123(R) for its fiscal year beginning January 1, 2006. Wellman, Inc. estimates that it will not have to record approximately $0.5 million in expense as a result of accelerating its outstanding, unvested options as of December 30, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.
January 4, 2006	/s/ Mark J. Ruday
Mark J. Ruday
Vice President, Chief Accounting Officer and Controller

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